Exhibit 10.2

Letter Agreement

Gogoro Inc.

This letter agreement (this “Letter Agreement”), dated as of June 24, 2024, between Gogoro Inc., a Cayman Islands exempted company (the “Company”), and Castrol Holdings International Limited, a private limited company incorporated in England and Wales (“Subscriber” and together with the Company, the “Parties” and each, a “Party”), in connection with that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, between the Company and Subscriber, and the Subscription contemplated thereunder. Capitalized terms used but not otherwise defined herein (including in Section 4) shall have the meanings ascribed to them in the Subscription Agreement.

1. Grant of Put Option.

(a) Put Option. Subject to the terms and conditions of this Letter Agreement and except as set forth in Section 1(g), if, following the date hereof, the Second Tranche Closing shall not have occurred prior to June 30, 2025 (such date, the “Put Option Start Date”), at any time during the twelve (12) month period immediately following the Put Option Start Date (subject to earlier termination as provided herein, such period, the “Put Option Period”), Subscriber shall have the right, but not the obligation, to require the Company to repurchase all (or any portion of) the Subscribed Shares sold to Subscriber in connection with the Subscription (the “Put Option” and such repurchased Subscribed Shares, the “Put Option Shares”) at a price per Ordinary Share equal to the Per Share Purchase Price (such aggregate amount, the “Put Option Price”); provided, that the Put Option Period shall terminate upon the Second Tranche Closing if the Second Tranche Closing occurs prior to the expiration of the Put Option Period. Subscriber may not exercise the Put Option more than once.

(b) Procedures.

(i) The Put Option shall be deemed to have been exercised on the date that Subscriber delivers to the Company irrevocable written notice (the “Exercise Notice”) of Subscriber’s election to exercise the Put Option.

(ii) The Exercise Notice shall specify the number of Put Option Shares to be repurchased by the Company and the Put Option Price.

(iii) The Company and Subscriber shall consummate the repurchase of all of the Put Option Shares specified in the Exercise Notice in accordance with this Section 1 within ten (10) Business Days after the Company’s receipt of the Exercise Notice (the “Put Option Repurchase”).

(iv) For the avoidance of doubt, no delay or failure by or on behalf of the Company to consummate the Put Option Repurchase following the delivery by Subscriber during the Put Option Period of the Exercise Notice shall affect, restrict, amend or otherwise modify the obligations of the Company to consummate the Put Option Repurchase.

(c) Consummation of Put Option Repurchase. At the closing of the Put Option Repurchase:

(i) the Company shall pay to Subscriber the Put Option Price for the Put Option Shares by wire transfer in immediately available funds in United States dollars to a bank account(s) specified by Subscriber in writing at least three (3) days prior to the closing of the Put Option Repurchase; and

(ii) Subscriber shall transfer the Put Option Shares to the Company, free and clear of any liens, by delivering to the Company an instrument of transfer in respect of the Put Option Shares, in a form reasonably satisfactory to the Company, duly executed by Subscriber.

(d) Cooperation. The Company and Subscriber shall each take all actions as may be reasonably necessary or required to consummate the Put Option Repurchase, subject to Applicable Law, including, without limitation, entering into all contracts and delivering all certificates and instruments and obtaining all consents reasonably necessary or required to consummate the Put Option Repurchase.

(e) Register of Members. At the closing of the Put Option Repurchase (or promptly thereafter), the Company shall update its register of members to reflect the Put Option Repurchase.

(f) Expiration of Put Option. For the avoidance of doubt, the Put Option shall expire on the earlier to occur of (i) the Second Tranche Closing, (ii) the day immediately following the expiration of the Put Option Period and (iii) the exercise of any of the rights pursuant to Section 1(g).

(g) Additional Put Option Rights.

(i) If, at any time following the Closing Date until the earlier of the Second Tranche Closing and the expiration of the Put Option Period, there is a Change of Control Transaction, the Company shall provide Subscriber with written notice thereof (a “CoC Notice”) no later than five (5) Business Days prior to the consummation of such Change of Control Transaction. Following receipt of a CoC Notice, Subscriber shall have the right, but not the obligation, to require the Company to repurchase all (or any portion of) the Put Option Shares at a price per Ordinary Share equal to the Per Share Purchase Price pursuant to an Exercise Notice delivered to the Company at any time prior to the consummation of a Change of Control Transaction. Any Put Option Repurchase pursuant to this Section 1(g)(i) shall be deemed satisfied upon payment of the Put Option Price to Subscriber prior to, on the same day as or concurrently with the consummation of a Change of Control Transaction.

(ii) If, at any time following the Closing Date until the earlier of the Second Tranche Closing and the expiration of the Put Option Period, upon a material breach by the Company of any of its representations, obligations, covenants or agreements under the Subscription Agreement or the Registration Rights Agreement, which has not been, or is unable to be, cured within thirty (30) days following written notice by Subscriber to the Company of such material breach, Subscriber shall have the right, but not the obligation, to require the Company to repurchase all (or any portion of) the Put Option Shares at a price per Ordinary Share equal to the Per Share Purchase Price. The procedures set forth in Section 1(b) to Section 1(e) shall apply mutatis mutandis to an exercise of the put option pursuant to this Section 1(g)(ii).

(iii) Subscriber may not exercise the rights under this Section 1(g) more than once.

2. Information and Consultation Right.

(a) Quarterly Consultations. So long as Subscriber holds at least five percent (5%) of the Initial Subscribed Shares (as defined below), no later than ten (10) Business Days following the announcement by the Company of its financial results for the prior quarter of the applicable fiscal year period, the Company shall hold a live consultation session with Subscriber, which may be in-person or remote as may be mutually agreed in writing between the Company and Subscriber (such consultation, a “Quarterly Consultation”).

(b) Length of each Quarterly Consultation. Unless otherwise mutually agreed in writing between the Company and Subscriber, each Quarterly Consultation shall last for up to: (i) three hours so long as Subscriber holds greater than or equal to fifty percent (50%) of the Initial Subscribed Shares; (ii) two hours so long as Subscriber holds less than fifty percent (50%) of the Initial Subscribed Shares but greater than or equal to twenty percent (20%) of the Initial Subscribed Shares; and (iii) one hour so long as Subscriber holds less than twenty percent (20%) of the Initial Subscribed Shares but greater than or equal to five percent (5%) of the Initial Subscribed Shares. For the purposes hereof, “Initial Subscribed Shares” means (i) prior to the Second Tranche Closing, all of the Subscribed Shares, and (ii) after the Second Tranche Closing, all of the Subscribed Shares and all of the Ordinary Shares issued and issuable pursuant to the Convertible Note.

(c) Agenda. During each Quarterly Consultation, the Company shall provide Subscriber with: (i) updates on the progress of the creation of the Strategic Partnership; (ii) updates on the business, operation and conditions of the Company; and (iii) financial and commercial information, and related technical matters, of the Company in the form attached hereto as Exhibit A. Notwithstanding the foregoing, Subscriber may propose reasonable additional agenda items at least five (5) Business Days prior to any such Quarterly Consultation, and the Company shall reasonably accommodate the inclusion of such agenda items with respect to such Quarterly Consultation.

(d) Termination. For the avoidance of doubt, this Section 2 shall immediately and automatically terminate and be of no further force or effect upon the date when Subscriber ceases to hold at least five percent (5%) of the Initial Subscribed Shares.

3. Side Letters.

(a) The Company agrees that if, during the period commencing on the date of this Letter Agreement and ending on the date falling twelve (12) months after the date of this Letter Agreement, the Company enters into any side letter agreement or other similar contract with any Person (i) in connection with any Relevant Issuance (as defined below) (such agreement, an “Other Subscription Agreement”) and (ii) conferring, or agreeing to confer, any information rights, consultation rights or right to appoint or remove any member of the board of directors of the Company in each case that are materially more favorable to such Person (such rights, “MFN Terms”) (it being understood that any copies of any such Other Subscription Agreement or MFN Terms therein may be redacted so as not to disclose the identity of any such Person to which they relate), then the Company shall, acting reasonably and in good faith, offer to Subscriber the opportunity to elect to include such MFN Terms of such Other Subscription Agreement in this Letter Agreement. Within thirty (30) days of the date of any Other Subscription Agreement being entered into or the Company agreeing to any MFN Terms, as applicable, the Company shall provide an election form containing any such MFN Terms to Subscriber for completion by Subscriber within thirty (30) days of receipt thereof (an “MFN Election Form”). Any MFN Terms elected by Subscriber pursuant to an MFN Election Form shall be deemed to be automatically incorporated into this Letter Agreement with retroactive effect.

(b) For purposes of this Section 3, the term “Relevant Issuance” means any issuance of shares of capital stock (including Ordinary Shares and preference shares) of the Company to any Person (other than Subscriber) by the Company (including any deemed issuance of Ordinary Shares upon the issuance of any options, warrants or other securities convertible into or exchangeable for Ordinary Shares (it being agreed that, for the purposes of this definition, the maximum number of Ordinary Shares issuable upon such exercise, conversion or exchange of such securities shall be deemed to have been issued at the applicable conversion price, exchange price or exercise price, as applicable, upon the issuance of such securities)) that (i) is issued or deemed to be issued at a per Ordinary Share price (treating for this purpose all such capital stock as if it had been converted to Ordinary Shares) that is less than or equal to the volume weighted average of the closing prices of the Ordinary Shares as reported by the Nasdaq Global Select Market on each trading day that occurs during the period of thirty (30) consecutive trading days that ends on (and includes) the trading day immediately before such date of issuance or deemed issuance and (ii) on the date of such issuance or deemed issuance and after giving effect to such issuance or deemed issuance, such Person (together with its Affiliates) subscribing for such capital stock of the Company in such issuance or deemed issuance hold a number of Ordinary Shares (treating for this purpose all such capital stock as if it had been converted to Ordinary Shares) that is less than or equal to the number of Ordinary Shares then held by Subscriber (treating for this purpose all such capital stock as if it had been converted to Ordinary Shares); provided, that none of the following issuances or deemed issuances of capital stock by the Company shall be deemed a “Relevant Issuance” for purposes of this Section 3: (a) any issuance or deemed issuance of shares of capital stock to employees or directors of, or consultants or advisors to, the Company pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company, (b) any issuance or deemed issuance of shares of capital stock of the Company to the holders of all of the outstanding Ordinary Shares by way of a pro rata dividend or distribution, (c) any issuance of shares of capital stock pursuant to the terms of any options, warrants or other securities convertible into or exchangeable for Ordinary Shares and (d) any issuance or deemed issuance of capital stock of the Company, pursuant to a bona fide acquisition on arms’ length terms (whether by consolidation, merger, amalgamation, reorganization or other extraordinary corporate transaction, and whether such issuance or deemed issuance arises out of an equity rollover, investment of cash proceeds or otherwise, in each case, in lieu of cash consideration payable to such Person), to any Person consummating such transaction by the Company.

4. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Subscription Agreement. For purposes of this Letter Agreement:

(a) “Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” of Ordinary Shares representing more than fifty percent (50%) of the Company’s then outstanding Ordinary Shares (other than Ordinary Shares held by the Company as treasury stock or owned by a Subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Ordinary Shares (other than Ordinary Shares held by the Company as treasury stock or owned by a Subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Ordinary Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” all classes of Ordinary Shares of the Company immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control Transaction pursuant to this clause; or (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(b) “Second Tranche Closing” means the signing date in accordance with the terms of the definitive agreements mutually agreed by the Parties in respect of the Strategic Partnership, provided, that if the consummation of the transactions contemplated by such definitive agreements occurs on a day subsequent to the signing date of such definitive agreements, then the “Second Tranche Closing” shall mean the date of consummation of the transactions contemplated thereby.

(c) “Strategic Partnership” means the contemplated electric two-wheeler joint venture between the Parties (or their respective affiliates).

5. Miscellaneous.

(a) This Letter Agreement may be terminated by the mutual written agreement of the Parties.

(b) Subscriber agrees to keep and not disclose any confidential, proprietary, non-public information disclosed by or on behalf of the Company to Subscriber pursuant to the terms of this Letter Agreement (“Confidential Information”), except that Subscriber may disclose the Confidential Information: (i) to its subsidiaries and affiliates and its and their respective directors, managers, members, partners, officers, employees, professional advisors, auditors, agents or other representatives (including, but not limited to, lawyers, financial advisors, accountants, consultants and other professionals) (collectively, the “Representatives”), in each case so long as such Representatives are bound by appropriate non-disclosure obligations or have agreed to maintain the confidentiality of such Confidential Information; (ii) as is requested or required by any Governmental Authority or under any Applicable Law (including but not limited to pursuant to any securities laws and regulations or rules and policies of any applicable stock exchanges or in connection with any legal, judicial, arbitration or administrative proceedings of any Governmental Authority), provided, that Subscriber or any of its Representatives, if permitted by such Applicable Law, shall provide the Company with written notice reasonably in advance of any such disclosure so that the Company may, at its sole cost and expense, seek a restrictive order or other appropriate remedy limiting the disclose of only that portion of the Confidential Information requested or required to be disclosed pursuant to Applicable Law (provided, further, that, notwithstanding the foregoing, Subscriber or its Representatives may disclose Confidential Information, and no notice or other action shall be required, pursuant to requests for information in connection with routine supervisory examinations, audits or blanket document requests or other supervisory oversight by any bank examiner, banking or securities regulatory authority or self-regulatory organization as long as such requests are not targeted at the Company or the Confidential Information); (iii) to any prospective transferee in connection with any transfer permitted pursuant to (or not prohibited by) the terms of the Subscription Agreement, this Letter Agreement, the Registration Rights Agreement or, if applicable, the Convertible Note or the Note Purchase Agreement so long as such prospective transferee agrees to be bound by confidentiality provisions no less restrictive than those set forth in this Section 5(b); or (iv) as otherwise agreed with the Company. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that: (A) is known or becomes available to the public (other than as a result of a breach of the confidentiality and non-use provisions herein by Subscriber); (B) is or has been independently developed or conceived by Subscriber or any of its Representatives without use of any such Confidential Information; or (C) is or has been made available to, known by or disclosed to Subscriber or any of its Representatives by a third party without an obligation of confidentiality to the Company. Unless earlier terminated by the mutual written agreement of the Parties, this Section 5(b) shall expire on the first (1st) anniversary of the date of the termination of Section 2 or this Letter Agreement in accordance with the terms hereunder. Subscriber acknowledges that it is aware that applicable securities laws may prohibit any Person who has received material non-public information (including with respect to matters that may be the subject of this Letter Agreement) by or on behalf of the Company from purchasing or selling securities of the Company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(c) Section 10 of the Subscription Agreement shall apply to this Letter Agreement, mutatis mutandis, as if it were a part hereof.

[Signature page follows]

Please sign where indicated below to acknowledge your agreement to the foregoing.

Very truly yours,

GOGORO INC.

By:
	Name:	Hok-Sum Horace Luke
	Title:	Chief Executive Officer

Address for Notices:

Gogoro Inc. 11F, Building C
No. 225, Section 2, Chang’an E. Rd., SongShan District, Taipei City 105 Taiwan
Attn: Hok-Sum Horace Luke; Bruce Aitken;
E-mail: [redacted] with a copy to (which will not constitute notice):
Simpson Thacher & Bartlett 35th Floor, ICBC Tower 3 Garden Road
Central, Hong Kong
Attention: Yi Gao and Yang Wang
Facsimile: +852 2514-7600
Email: [redacted]

[Signature Page to the Side Letter]

Agreed to, acknowledged and accepted by:

CASTROL HOLDINGS INTERNATIONAL LIMITED

By:
Name:
Title:

Address for notice:

Castrol Holdings International Limited
Chertsey Road, Sunbury on Themes
Middlesex, TW16 7BP
United Kingdom
Attn: Adaora Mozie
E-mail: [redacted] and

BP Oil UK Limited
Chertsey Road, Sunbury on Thames,
Middlesex, TW16 7BP
United Kingdom
Attn: Taryn Parks, Managing Counsel, C&P - UK and Global Business
Email: [redacted] with a copy to (which will not constitute notice):
BP America Inc. 501 WestLake Park Blvd.
Houston, Texas 77079
Attn: Eugene Nikulin, Managing Counsel, M&A
Email: [redacted]

[Signature Page to the Side Letter]

EXHIBIT A

Form of Quarterly Consultation Information

[Content of Exhibit A redacted.]